2019 EQUITY INCENTIVE PLAN

Notice of Substitute Stock Option Grant

Preliminary Statements

WHEREAS, Uber Technologies, Inc. (the “Company”) and Careem Inc. (“Careem”), among others, entered into an Asset Purchase Agreement, dated as of March 26, 2019 (the “Purchase Agreement”), pursuant to which Careem agreed to sell substantially all of its assets to an indirect, wholly-owned subsidiary of the Company (together with the Company, the “Buyer”) and the Buyer agreed to hire employees of Careem, among other transactions (collectively, the “Transactions”);

WHEREAS, on the Substitution Date (as defined below) you (“Participant”) were an employee of Careem who held an option to purchase common shares of Careem with the Careem grant number set forth below (the “Careem Option”) and you became an Employee of the Company;

WHEREAS, in connection with the Transactions and pursuant to terms of the Purchase Agreement, the Company has determined that it is desirable and in its best interests to substitute the Careem Option for the Option (as defined below), in such manner that the substitution shall not be considered a new option grant or a modified option under Section 409A or any other provision of the Code or other Applicable Law;

WHEREAS, upon such substitution of the Careem Option for the Option, the Careem Option was cancelled and ceased to exist; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in accordance with the terms of the Purchase Agreement:

The Company hereby awards the Participant an option to purchase up to the number of shares of Company Common Stock set forth below (the “Option”) under its 2019 Equity Incentive Plan (the “Plan”).

Careem Grant Number:
Substitution Date:	[January 2, 2020][1]
Participant Name:
Employee ID:
Grant ID:
Date of Grant:
Exercise Price per Share:
Number of Shares:
Type of Option:	Nonstatutory Stock Option
Country at Grant:
Expiration Date:
Vesting Commencement Date:
Vesting Schedule:	[insert applicable vesting schedule]

1 To be updated for subsequent Closings

Capitalized terms used but not defined in this Notice of Substitute Stock Option Grant (this “Notice”) or the attached Option Terms and Conditions (including any appendices and exhibits) will have the same meanings specified in the Plan. The Notice and the Option Terms and Conditions (including the country-specific terms and conditions contained in Exhibit A attached hereto (the “Appendix”)) are collectively referred to as the “Award Agreement” applicable to the Option.

By accepting the Option (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1.	This Option is governed by the terms and conditions of this Award Agreement, the Plan and the Purchase Agreement. In the event of a conflict among the terms of the Plan, this Award Agreement or the Purchase Agreement, the terms of the Plan will prevail.
2.	Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Trading Policy and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to this Option and the Plan.
3.	Vesting of the Option is subject to Participant’s Continuous Service Status as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause (subject to Applicable Law), and nothing in this Award Agreement or the Plan changes the nature of that relationship.
4.	As of the Substitution Date, the Option fully satisfies all obligations of the Company and Careem (whether written or oral) with respect to Participant’s Careem Option and that Participant’s Careem Option is fully cancelled as of the Substitution Date and Participant has no further rights with respect to such Careem Option.
5.	Participant agrees and consents to the cancellation of the Careem Option and the issuance of the Option in substitution therefor pursuant to the terms of the Purchase Agreement.
6.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the substitution of the Careem Option and the issuance of the Option, or regarding Participant’s participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding the substitution of the Careem Option and the issuance of the Option, or regarding participation in the Plan before taking any action related to the Option or the Plan.
7.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.
Uber Technologies, Inc. By: _______________________________ Title: _____________________________	Participant Signature:_____________________________ Date:________________________________
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UBER TECHNOLOGIES, INC.
2019 EQUITY INCENTIVE PLAN

Option Terms and Conditions

1.            Grant of Option. Participant has been granted an Option to purchase up to the number of Shares set forth in the Notice at the Exercise Price set forth in the Notice.

2.            Exercise of Option. This Option is exercisable during its term in accordance with the Vesting Schedule contained in the Notice and the applicable provisions of the Plan and these Terms. Participant may exercise the vested portion of this Option by following the option exercise procedures established by the Plan Administrator and payment of the aggregate Exercise Price for the Shares to be purchased, together with any applicable Tax-Related Items.

3.            Method of Payment. Participant may always pay the Exercise Price by personal check (or readily available funds), wire transfer, or cashier’s check. The Plan Administrator may also allow any other method of payment permitted by Section 9 of the Plan in its discretion at the time of exercise, subject to any limitations contained in the Appendix, and any restrictions deemed necessary or appropriate to facilitate compliance with Applicable Law or administration of the Plan (including to avoid the recognition of additional compensation expenses for financial reporting purposes).

4.            Option Term.

(a)          Maximum Term. This Option will in all events expire at the close of business at Company headquarters on the Expiration Date specified in the Notice, unless it terminates earlier in connection with the termination of Participant’s Continuous Service Status for Cause (as provided below) or a Corporate Transaction (as provided in the Plan).

(b)          Post-Termination Exercise Period. If Participant’s Continuous Service Status terminates prior to the Expiration Date of the Option other than for Cause, the unvested portion of this Option will automatically expire on Participant’s date of termination, and the vested portion of this Option will remain outstanding and exercisable until the Expiration Date specified in the Notice.

(c)          Termination for Cause. If Participant’s Continuous Service Status is terminated for Cause, the Option will terminate and be forfeited immediately upon such Participant’s termination of Continuous Service Status, and Participant will be prohibited from exercising any portion (including any vested portion) of the Option on or after the date of such termination of Continuous Service Status. If Participant’s Continuous Service Status is suspended pending an investigation of whether Participant’s Continuous Service Status will be terminated for Cause, all of Participant’s rights under the Option, including the right to exercise such Awards, shall be suspended during the investigation period.

(d)          Determination of Termination Date. For purposes of the Option, Participant’s Continuous Service Status will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Parents, Subsidiaries, or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in the Award Agreement or determined by the Company, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s Continuous Service Status will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any. The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on a leave of absence).

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(e)          No Notice of Option Expiration. Participant is responsible for keeping track of the Expiration Date and the post-termination exercise periods following Participant’s termination of Continuous Service Status for any reason. The Company is not obligated to provide further notice of such periods. In no event will this Option be exercised later than the Expiration Date set forth in the Notice.

5.            Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

6.            Taxes.

(a)          Responsibility for Taxes. By accepting this Option, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)          Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)            withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

(ii)           withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii)          withholding Shares to be issued upon exercise of the Option, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction;

(iv)         Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)          any other arrangement approved by the Committee and permitted under Applicable Law.

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Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

7.            Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

8.            Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification or amendment of this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

9.            Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

10.          Consent to Electronic Delivery and Participation. By accepting this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

11.          Language. Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.          Country-Specific Provisions. The Option shall be subject to any special terms and conditions set forth in the Appendix for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

13.          Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option, and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14.          Insider Trading/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and Participant’s country, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., Options), or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information.  Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Trading Policy. Neither the Company nor any of its Parents, Subsidiaries, or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

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EXHIBIT A

Country-Specific Terms and Conditions

for Employees Outside the U.S.

The information in this Exhibit A is based on the securities, exchange control, and other laws in effect in the respective countries as of April 2019.

Terms and Conditions

This Exhibit A includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant is an employee and resides and/or works in one of the countries listed below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Agreement to which this Exhibit A is attached.

If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Date of Grant, changes status from an Employee to a Consultant, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant.

Notifications

This Exhibit A also includes information regarding securities laws, exchange controls, and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests in or exercises this Option or sells any Shares purchased at exercise.

In addition, the information contained in this Exhibit A is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

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A.           TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. COUNTRIES

1.            Nature of Grant. In accepting this Option, Participant acknowledges, understands, and agrees that:

(a)          Voluntary and Discretionary. The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan. Participant is voluntarily participating in the Plan.

(b)          Exceptional and Occasional Benefit. The grant of the Option is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past. All decisions with respect to future Option or other equity grants, if any, will be at the sole discretion of the Company.

(c)          No Employment or Service Rights. The Option and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate Participant’s Continuous Service Status.

(d)          Option Not In Lieu of Other Compensation. The Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments. Further, the Option and the Shares underlying the Option, and the income from and value of same, are not intended to replace any pension rights or compensation. Unless otherwise agreed with the Company, the Option and the Shares underlying the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a Director of a Subsidiary of the Company.

(e)          Uncertain Future Value. The future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Option will have no value. If Participant exercises the Option and acquires Shares, the Shares may increase or decrease in value, even below the Exercise Price.

(f)           No Entitlements. No claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out, or substituted for, in connection with any corporate transaction affecting the Shares.

(g)          Currency Exchange Rates. Neither the Company, the Employer nor any Parent, Subsidiary, or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

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2.            Exchange Control and Foreign Asset/Account Reporting Acknowledgement. Local foreign exchange laws may affect the grant of the Option, the receipt of Shares upon exercise of the Option, the sale of Shares received upon exercise of the Option, and/or the receipt of dividends. Such laws may affect Participant’s ability to hold funds outside Participant’s country and may require the repatriation of any cash or dividends received in connection with the Option. Participant may also be subject to foreign asset/account reporting requirements as a result of the acquisition, holding or transfer of Shares, or cash resulting from participation in the Plan, to or from a brokerage/bank account or entity located outside Participant’s country. The applicable laws of Participant’s country may require that he or she report such assets, accounts, the balances therein, or the transactions related thereto to the applicable authorities in such country. Participant is responsible for being aware of and satisfying any exchange control and foreign asset/account reporting requirements that may be necessary in connection with the Option. Neither the Company nor any of its Parents, Subsidiaries, or Affiliates will be responsible for such requirements or liable for the failure on Participant’s part to know and abide by the requirements that are Participant’s responsibility. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

B.           DATA PRIVACY TERMS

European union / European Economic Area

Data Privacy Terms. The following data privacy terms govern the grant of Options under the Plan to Participants in the European Union / European Economic Area:

Data Collection and Usage. Pursuant to applicable data protection laws, Participant is hereby notified that the Company collects, processes, uses, and transfers certain personally-identifiable information about Participant for the exclusive legitimate purpose of implementing, administering, and managing the Plan, and generally administering employee equity awards, specifically, Participant’s name, home address, telephone number and e-mail address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity or directorships held in the Company and any Parent, Subsidiary, or Affiliate, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor, which the Company receives from Participant or the Employer (“Personal Data”). In order to facilitate Participant’s participation in the Plan, the Company will collect, process, use, and transfer Participant’s Personal Data for purposes of allocating Shares and implementing, administering, and managing the Plan. The Company’s collection, processing, use and transfer of Participant’s Personal Data is necessary for the performance of the Plan and pursuant to the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards. Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. As such, by participating in the Plan, Participant voluntarily acknowledges the collection, use, processing, and transfer of Participant’s Personal Data as described herein.

Stock Plan Administration Service Providers. The Company transfers Personal Data to Solium Plan Manager, LLC (including its affiliated companies), an independent service provider with operations, relevant to the Company, in Canada and the United States, which assists the Company with the implementation, administration, and management of the Plan. In the future, the Company may select a different service provider, which will in a similar manner, and share Personal Data with such service provider. The Company’s service provider will open an account for Participant to receive and trade Shares. The processing of Participant’s Personal Data will take place through both electronic and non-electronic means. Participant’s Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering, and operating the Plan.

International Data Transfers. The Company and its service providers operate, relevant to the Company, in Canada and the United States, which means that it will be necessary for Personal Data to be transferred to, and processed in, Canada and the United States. By participating in the Plan, Participant understands that the service providers will receive, possess, use, retain, and transfer Participant’s Personal Data for the purposes of implementing, administering, and managing Participant’s participation in the Plan. When transferring Participant’s Personal Data to these service providers, the Company provides appropriate safeguards in accordance with the EU Standard Contractual Clauses. Participant may request a copy of the safeguards used to protect Participant’s Personal Data by contacting GDPR-PeopleOps@uber.com.

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Data Subject Rights. To the extent provided by law, Participant has the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. Participant may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting in writing GDPR-PeopleOps@uber.com. Participant’s provision of Personal Data is a contractual requirement. Participant understands, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to allow Participant to participate in the Plan or grant other equity awards to Participant or administer or maintain such awards. For more information on the consequences of the refusal to provide Personal Data, Participant may contact GDPR-PeopleOps@uber.com. Participant may also have the right to lodge a complaint with the relevant data protection supervisory authority.

Data Retention. The Company will use Personal Data only as long as necessary to implement, administer, and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, which will generally be ten (10) years after Participant participates in the Plan, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

Non-European Union / European Economic Area

Terms and Conditions

Data Privacy Terms. The following data privacy terms govern the grant of Options under the Plan to Participants outside the European Union / European Economic Area:

Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other Option grant materials by and among, as applicable, the Company and any Parent, Subsidiary, or Affiliate for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that the Company and any Parent, Subsidiary, or Affiliate may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering, and managing the Plan.

Participant understands that Data will be transferred to Solium Plan Manager, LLC or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, Solium Plan Manager, LLC, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering, and managing Participant’s participation in the Plan.

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Participant understands that Data will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Company or any Parent, Subsidiary, or Affiliate will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Options or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

Finally, Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request Participant to provide another data privacy consent.  If applicable and upon request of the Company, Participant agrees to provide an executed acknowledgement or data privacy consent form to the Company or the Employer (or any other acknowledgements, agreements, or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement, or consent requested by the Company and/or the Employer.

C.          COUNTRY-SPECIFIC PROVISIONS

Bahrain

There are no country-specific provisions.

Egypt

Notifications

Exchange Control Notification. If Participant transfers funds into Egypt in connection with the Option, Participant will be required to transfer the funds through a registered bank in Egypt.

Germany

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If Participant is a German resident and he or she makes or receives a payment in excess of this amount in connection with Participant’s participation in the Plan, Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

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Foreign Asset/Account Reporting Notification. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant may need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained in the unlikely event that (i) Participant holds at least 1% of the total capital of the Company and the value of the Shares acquired exceeds €150,000 or (ii) in the unlikely event Participant holds Shares exceeding 10% of the total capital of the Company.

Iraq

Notifications

Tax and Regulatory Reporting Notification. Participant may be subject to certain tax, exchange control or foreign asset/account reporting requirements under the applicable laws in Participant’s country as a result of the acquisition, holding or transfer of Shares or cash resulting from participation in the Plan. Participant is responsible for being aware of and satisfying any such requirements that may be necessary in connection with the Option. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

Jordan

There are no country-specific provisions.

Kuwait

Notifications

Securities Law Notification. The Plan does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 as amended (establishing the Capital Markets Authority) and its implementing regulations. Offerings under the Plan are being made only to eligible employees of the Company or a Subsidiary.

Lebanon

Notifications

Securities Law Notification. This Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Company or a Subsidiary.

Oman

Notifications

Securities Law Notification. Offerings under the Plan are addressed only to eligible employees of the Company or a Subsidiary. The Plan, Award Agreement and any related documents do not constitute the marketing or offering of securities in Oman and consequently, have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.

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Pakistan

Terms and Conditions

Method of Payment. The following provision replaces Section 3 (“Method of Payment”) of the Award Agreement:

Participant must pay the Exercise Price of the Option using a broker assisted cashless sell-all exercise method pursuant to which all Shares subject to the exercised Option will be sold immediately upon exercise. Participant will not be permitted to hold Option Shares after exercise. In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price.

Upon the sale of the Shares, the cash proceeds from the sale (less the aggregate Exercise Price, any applicable Tax-Related Items and brokerage fees or commissions) will be delivered to Participant in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.

Palestine

Notifications

Tax and Regulatory Reporting Notification. Participant may be subject to certain tax, exchange control or foreign asset/account reporting requirements under the applicable laws in Participant’s country as a result of the acquisition, holding or transfer of Shares or cash resulting from participation in the Plan. Participant is responsible for being aware of and satisfying any such requirements that may be necessary in connection with the Option. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

Qatar

There are no country-specific provisions.

Saudi Arabia

Notifications

Securities Law Notification. The Award Agreement may not be distributed in the Kingdom of Saudi Arabia except to such individuals as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of the Award Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Award Agreement. Participant should conduct his or her own due diligence on the accuracy of the information relating to the securities. If Participant does not understand the contents of the Award Agreement, then Participant should consult an authorized financial adviser.

Sudan

Terms and Conditions

Method of Payment. The following provision replaces Section 3 (“Method of Payment”) of the Award Agreement:

Participant must pay the Exercise Price of the Option using a broker assisted cashless sell-all exercise method pursuant to which all Shares subject to the exercised Option will be sold immediately upon exercise. Participant will not be permitted to hold Option Shares after exercise. In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price.

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Upon the sale of the Shares, the cash proceeds from the sale (less the aggregate Exercise Price, any applicable Tax-Related Items and brokerage fees or commissions) will be delivered to Participant in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.

Notifications

Tax and Regulatory Reporting Notification. Participant may be subject to certain tax, exchange control or foreign asset/account reporting requirements under the applicable laws in Participant’s country as a result of the acquisition, holding or transfer of Shares or cash resulting from participation in the Plan. Participant is responsible for being aware of and satisfying any such requirements that may be necessary in connection with the Option. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

Turkey

Notifications

Securities Law Notification. The sale of Shares acquired under the Plan is not permitted within Turkey. The sale of Shares acquired under the Plan must occur outside Turkey and through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (“NYSE”).

Exchange Control Notification. Exchange control regulations require Turkish residents to buy Shares through intermediary financial institutions that are approved under the Capital Market Law (i.e., banks licensed in Turkey). Therefore, if Participant is a Turkish resident who exercises his or her Option by sending funds from Turkey to the United States to pay the Exercise Price, Participant should remit such funds through a bank or other financial institution licensed in Turkey.

United Arab Emirates

Terms and Conditions

Nature of Grant. This provision supplements Section 1 (“Nature of Grant”) of this Appendix:

Participant acknowledges that the Option and related benefits do not constitute a component of Participant’s “wages” for any legal purpose. Therefore, the Option and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.

Notifications

Securities Law Notification. The Award Agreement, the Notice, the Plan and other incidental communication materials concerning the Option are intended for distribution only to employees of the Company or its Parents, Subsidiaries or Affiliates.  The Dubai Creative Clusters Authority (formerly known as the Dubai Technology and Media Free Zone Authority), Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates has no responsibility for reviewing or verifying any documents in connection with the Option.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.

Further, the Shares underlying the Option may be illiquid and/or subject to restrictions on their resale. Participant should conduct his or her own due diligence on the Option and the Shares.  If Participant is in any doubt about any of the contents of the grant or other incidental documents, Participant should obtain independent professional advice.

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2019 EQUITY INCENTIVE PLAN

Notice of Substitute SAR Grant

Preliminary Statements

WHEREAS, Uber Technologies, Inc. (the “Company”) and Careem Inc. (“Careem”), among others, entered into an Asset Purchase Agreement, dated as of March 26, 2019 (the “Purchase Agreement”), pursuant to which Careem agreed to sell substantially all of its assets to an indirect, wholly-owned subsidiary of the Company (together with the Company, the “Buyer”) and the Buyer agreed to hire employees of Careem, among other transactions (collectively, the “Transactions”);

WHEREAS, on the Substitution Date (as defined below) you (“Participant”) were an employee of Careem who held an option to purchase common shares of Careem with the Careem grant number set forth below (the “Careem Option”) and you became an Employee of the Company;

WHEREAS, in connection with the Transactions and pursuant to terms of the Purchase Agreement, the Company has determined that it is desirable and in its best interests to substitute the Careem Option for the SAR Award (as defined below), in such manner that the substitution shall not be considered a new award or a modified award under Section 409A or any other provision of the Code or other Applicable Law;

WHEREAS, upon such substitution of the Careem Option for the SAR Award, the Careem Option was cancelled and ceased to exist; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in accordance with the terms of the Purchase Agreement:

The Company hereby awards the Participant stock appreciation rights (“SARs”) covering the number of shares of Company Common Stock set forth below (the “SAR Award”) under its 2019 Equity Incentive Plan (the “Plan”).

Careem Grant Number:
Substitution Date:	[January 2, 2020][1]
Participant Name:
Employee ID:
Grant ID:
Date of Grant:
Exercise Price per Share:
Number of SARs:
Country at Grant:
Expiration Date:
Vesting Commencement Date:
Vesting Schedule:	[insert applicable vesting schedule]

1 To be updated for subsequent Closings

Capitalized terms used but not defined in this Notice of Substitute SAR Grant (this “Notice”) or the attached SAR Terms and Conditions (including any appendices and exhibits) will have the same meanings specified in the Plan. The Notice and the SAR Terms and Conditions (including the country-specific terms and conditions contained in Exhibit A attached hereto (the “Appendix”)) are collectively referred to as the “Award Agreement” applicable to the SAR Award.

By accepting this SAR Award (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1.	This SAR Award is governed by the terms and conditions of this Award Agreement, the Plan and the Purchase Agreement. In the event of a conflict among the terms of the Plan, this Award Agreement or the Purchase Agreement, the terms of the Plan will prevail.
2.	Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Trading Policy and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to this SAR Award and the Plan.
3.	Vesting of the SARs is subject to Participant’s Continuous Service Status as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause (subject to Applicable Law), and nothing in this Award Agreement or the Plan changes the nature of that relationship.
4.	As of the Substitution Date, this SAR Award fully satisfies all obligations of the Company and Careem (whether written or oral) with respect to Participant’s Careem Option and that Participant’s Careem Option is fully cancelled as of the Substitution Date and Participant has no further rights with respect to such Careem Option.
5.	Participant agrees and consents to the cancellation of the Careem Option and the issuance of this SAR Award in substitution therefor pursuant to the terms of the Purchase Agreement.
6.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the substitution of the Careem Option and the issuance of this SAR Award, or regarding Participant’s participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding the substitution of the Careem Option and the issuance of this SAR Award, or regarding participation in the Plan before taking any action related to the SARs or the Plan.
7.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.
Uber Technologies, Inc. By: _______________________________ Title: _____________________________	Participant Signature:_____________________________ Date:________________________________

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UBER TECHNOLOGIES, INC.
2019 EQUITY INCENTIVE PLAN

SAR Terms and Conditions

1.            Grant of SAR. Participant has been granted SARs, which entitle Participant to a payment equal to any appreciation between the Exercise Price per Share set forth in the Notice and the Fair Market Value of a share of Common Stock (a “Share”) on the date of exercise of any vested SARs.

2.            Exercise. This SAR Award is exercisable during its term in accordance with the Vesting Schedule contained in the Notice and the applicable provisions of the Plan and this Award Agreement. Participant may exercise the vested portion of this SAR Award by following the exercise procedures established by the Plan Administrator and payment of any applicable Tax-Related Items.

3.            Cash Settlement. Upon exercise of the SAR Award, Participant shall receive a payment in cash; however, the Company reserves the right to settle such payment in the form of a number of Shares (based upon the Fair Market Value of the Shares on the exercise date) upon written notification to Participant, if both of the following conditions are satisfied: (a) the Committee has decided that the SAR Award is to be settled in Shares and (b) settling in Shares is in compliance with Applicable Law, as determined by the Company in consultation with its legal counsel.  Until and unless the Company expressly notifies Participant in writing of its intention to settle the SARs in Shares, nothing within this Award Agreement and all related documents, exhibits, or materials shall constitute and/or be construed as the making available, offering for subscription or purchase, or invitation to subscribe for or purchase securities.

4.            Term.

(a)          Maximum Term. This SAR Award will in all events expire at the close of business at Company headquarters on the Expiration Date specified in the Notice, unless it terminates earlier in connection with the termination of Participant’s Continuous Service Status (as provided below) or a Corporate Transaction (as provided in the Plan).

(b)          Post-Termination Exercise Period. If Participant’s Continuous Service Status terminates prior to the Expiration Date of the SAR Award other than for Cause, the unvested portion of this SAR Award will automatically expire on Participant’s date of termination, and the vested portion of this SAR Award will remain outstanding and exercisable until the Expiration Date specified in the Notice.

(c)          Termination for Cause. If Participant’s Continuous Service Status is terminated for Cause, the SAR Award will terminate and be forfeited immediately upon such Participant’s termination of Continuous Service Status, and the Participant will be prohibited from exercising any portion (including any vested portion) of the SAR Award on or after the date of such termination of Continuous Service Status. If Participant’s Continuous Service Status is suspended pending an investigation of whether Participant’s Continuous Service Status will be terminated for Cause, all of Participant’s rights under the SAR Award, including the right to exercise such Awards, shall be suspended during the investigation period.

(d)          Determination of Termination Date. For purposes of the SAR Award, Participant’s Continuous Service Status will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Parents, Subsidiaries, or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the SAR Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); and (ii) the period (if any) during which Participant may exercise the SAR Award after such termination of Participant’s Continuous Service Status will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any. The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her SAR grant (including whether Participant may still be considered to be providing services while on a leave of absence).

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(e)          No Notice of Expiration. Participant is responsible for keeping track of the Expiration Date and the post-termination exercise periods following Participant’s termination of Continuous Service Status for any reason. The Company is not obligated to provide further notice of such periods. This SAR Award may not be exercised after the Expiration Date set forth in the Notice.

5.            Non-Transferability. This SAR Award may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

6.            Taxes.

(a)          Responsibility for Taxes. By accepting this SAR, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR Award, including, but not limited to, the grant, vesting, or exercise of the SAR Award; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the SAR Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to deliver any cash payment if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)          Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)               withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

(ii)              Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(iii)             any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable.

7.            Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

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8.            Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification or amendment of this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

9.            Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

10.          Consent to Electronic Delivery and Participation. By accepting this SAR Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the SAR Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

11.          Language. Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement, or any other document related to the SAR Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.          Country-Specific Provisions. The SAR Award shall be subject to any special terms and conditions set forth in the Appendix for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

13.          Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the SAR Award, and on any cash payment delivered upon exercise of the SAR Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14.          Insider Trading/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and Participant’s country, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Trading Policy. Neither the Company nor any of its Parents, Subsidiaries, or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

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EXHIBIT A

Country-Specific Terms and Conditions

for Employees Outside the U.S.

The information in this Exhibit A is based on the securities, exchange control, and other laws in effect in the respective countries as of August 2019.

Terms and Conditions

This Exhibit A includes additional terms and conditions that govern the SAR Award granted to Participant under the Plan if Participant is an employee and resides and/or works in one of the countries listed below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Agreement to which this Exhibit A is attached.

If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Date of Grant, changes status from an Employee to a Consultant, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant.

Notifications

This Exhibit A also includes information regarding securities laws, exchange controls, and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests in or exercises this SAR Award.

In addition, the information contained in this Exhibit A is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

A.           TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. COUNTRIES

1.            Nature of Grant. In accepting this SAR Award, Participant acknowledges, understands, and agrees that:

(a)          Voluntary and Discretionary. The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan. Participant is voluntarily participating in the Plan.

(b)          Occasional Benefit. The grant of the SAR Award is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if SARs have been granted in the past. All decisions with respect to future SARs or other equity grants, if any, will be at the sole discretion of the Company.

(c)          No Employment or Service Rights. The SAR Award and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate Participant’s Continuous Service Status.

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(d)          SARs Not In Lieu of Other Compensation. The SAR Award and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments. Further, the SAR Award and the Shares underlying the SAR Award, and the income from and value of same, are not intended to replace any pension rights or compensation. Unless otherwise agreed with the Company, the SAR Award and the Shares underlying the SAR Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a Director of a Subsidiary of the Company.

(e)          Uncertain Future Value. The future value of the Shares underlying the SAR Award is unknown, indeterminable, and cannot be predicted with certainty. If the underlying Shares do not increase in value, the SAR Award will have no value.

(f)           No Entitlements. No claim or entitlement to compensation or damages shall arise from forfeiture of the SAR Award resulting from the Termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Unless otherwise provided in the Plan or by the Company in its discretion, the SAR Award and the benefits evidenced by this Agreement do not create any entitlement to have the SAR Award or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out, or substituted for, in connection with any corporate transaction affecting the Shares.

(g)          Currency Exchange Rates. Neither the Company, the Employer nor any Parent, Subsidiary, or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the SAR Award or of any amounts due to Participant pursuant to the exercise of the SAR Award or the subsequent sale of any Shares acquired upon exercise.

B.          DATA PRIVACY TERMS

Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other SAR grant materials by and among, as applicable, the Company and any Parent, Subsidiary, or Affiliate for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that the Company and any Parent, Subsidiary, or Affiliate may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all SARs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering, and managing the Plan.

Participant understands that Data will be transferred to Solium Plan Manager, LLC or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, Solium Plan Manager, LLC, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering, and managing Participant’s participation in the Plan.

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Participant understands that Data will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Company or any Parent, Subsidiary, or Affiliate will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant SARs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

Finally, Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request Participant to provide another data privacy consent.  If applicable and upon request of the Company, Participant agrees to provide an executed acknowledgement or data privacy consent form to the Company or the Employer (or any other acknowledgements, agreements, or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement, or consent requested by the Company and/or the Employer.

C.          COUNTRY SPECIFIC PROVISIONS

Algeria

Terms and Conditions

Cash Settlement. The following provision replaces Section 3 (“Cash Settlement”) of the Award Agreement:

Upon exercise of the SAR Award, Participant shall receive a payment in cash that will be delivered to Participant through local payroll. Notwithstanding any other provision in this Award Agreement, Participant shall not have any right to receive Shares upon exercise of the SAR Award.

Morocco

Terms and Conditions

Cash Settlement. The following provision replaces Section 3 (“Cash Settlement”) of the Award Agreement:

Upon exercise of the SAR Award, Participant shall receive a payment in cash that will be delivered to Participant through local payroll. Notwithstanding any other provision in this Award Agreement, Participant shall not have any right to receive Shares upon exercise of the SAR Award.

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2019 EQUITY INCENTIVE PLAN

Notice of Substitute Restricted Stock Unit Award

Preliminary Statements

WHEREAS, Uber Technologies, Inc. (the “Company”) and Careem Inc. (“Careem”), among others, entered into an Asset Purchase Agreement, dated as of March 26, 2019 (the “Purchase Agreement”), pursuant to which Careem agreed to sell substantially all of its assets to an indirect, wholly-owned subsidiary of the Company (together with the Company, the “Buyer”) and the Buyer agreed to hire employees of Careem, among other transactions (collectively, the “Transactions”);

WHEREAS, on the Substitution Date (as defined below) you (“Participant”) were an employee of Careem who held a restricted share unit award covering common shares of Careem with the Careem grant number set forth below (the “Careem RSU Award”) and you became an Employee of the Company;

WHEREAS, in connection with the Transactions and pursuant to the terms of the Purchase Agreement, the Company has determined that it is desirable and in its best interests to substitute the Careem RSU Award for the RSU Award (as defined below), in such manner that the substitution shall not be considered a new award or modified award under Section 409A or any other provision of the Code or other Applicable Law;

WHEREAS, upon such substitution of the Careem RSU Award for the RSU Award, the Careem RSU Award was cancelled and ceased to exist; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in accordance with the terms of the Purchase Agreement:

The Company has awarded to you (“Participant”) restricted stock units (“RSUs”) covering the number of shares of Common Stock set forth below (the “RSU Award”) under its 2019 Equity Incentive Plan (the “Plan”).

Careem Grant Number:
Substitution Date:	[January 2, 2020][1]
Participant Name:
Employee ID:
Grant ID:
Date of Grant:
Number of RSUs:
Country at Grant:
Vesting Commencement Date:
Vesting Schedule:	[insert applicable vesting schedule]

1 To be updated for subsequent Closings

Capitalized terms used but not defined in this Notice of Substitute Restricted Stock Unit Award (this “Notice”) or the attached RSU Terms and Conditions (including any appendices and exhibits attached thereto) will have the same meanings specified in the Plan. The Notice and the RSU Terms and Conditions (including the country-specific terms and conditions contained in Exhibit A attached hereto (the “Appendix”)) are collectively referred to as the “Award Agreement” applicable to the RSUs.

By accepting (whether electronically or otherwise) the RSU Award, Participant acknowledges and agrees to the following:

1.	This RSU Award is governed by the terms and conditions of this Award Agreement, the Plan and the Purchase Agreement. In the event of a conflict among the terms of the Plan, this Award Agreement or the Purchase Agreement, the terms of the Plan will prevail.
2.	Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Trading Policy, and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to the RSU Award and the Plan.
3.	Vesting of the RSUs is subject to Participant’s Continuous Service Status as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause (subject to Applicable Law), and nothing in this Award Agreement or the Plan changes the nature of that relationship.
4.	As of the Substitution Date, the RSU Award fully satisfies all obligations of the Company and Careem (whether written or oral) with respect to Participant’s Careem RSU Award and that Participant’s Careem RSU Award is fully cancelled as of the Substitution Date and Participant has no further rights with respect to such Careem RSU Award.
5.	Participant agrees and consents to the cancellation of the Careem RSU Award and the issuance of the RSU Award in substitution therefor pursuant to the terms of the Purchase Agreement.
6.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the substitution of the Careem RSU Award and the issuance of the RSU Award, or regarding Participant’s participation in the Plan. Participant should consult with his or her own personal tax, legal and financial advisors regarding the substitution of the Careem RSU Award and the issuance of the RSU Award, or regarding participation in the Plan before taking any action related to the RSU Award or Plan.
7.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.
8.	If Participant does not accept or decline this RSU Award within 90 days of the Date of Grant or by such other date that may be communicated Participant by the Company, the Company will accept this RSU Award on Participant’s behalf and Participant will be deemed to have accepted the terms and conditions of the RSUs set forth in the Plan and this Award Agreement. If Participant wishes to decline this RSU Award, Participant should promptly notify Uber at stock@uber.com. If Participant declines this RSU Award, the RSUs will be cancelled and no benefits from the RSUs nor any compensation or benefits in lieu of the RSUs will be provided to Participant.
Uber Technologies, Inc. By: _______________________________ Title: _____________________________	Participant Signature:_____________________________ Date:________________________________
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UBER TECHNOLOGIES, INC.
2019 EQUITY INCENTIVE PLAN

RSU Terms and Conditions

1.            Grant of RSUs. An RSU is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (a “Share”). The RSUs are used solely as a device to determine the number of Shares to eventually be issued to Participant if such RSUs vest. The RSUs shall not be treated as property or as a trust fund of any kind.

2.            Settlement.

(a)          On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of RSUs subject to the RSU Award that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Award Agreement.

(b)          The Company reserves the right to issue to Participant the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the RSUs, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with the RSUs will include the potential issuance of its cash equivalent pursuant to such right, unless otherwise provided for any country applicable to Participant in the Appendix.

3.            Dividend and Voting Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs, and will have no rights to vote such Shares and no rights to dividends.

4.            Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5.            Termination. If Participant’s Continuous Service Status terminates for any reason, all unvested RSUs will be forfeited to the Company, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant. For purposes of the RSU Award, Participant’s Continuous Service Status will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Parents, Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her RSU grant (including whether Participant may still be considered to be providing services while on a leave of absence).

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6.            Taxes.

(a)          Responsibility for Taxes. By accepting this RSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including, but not limited to, the grant, vesting, or settlement of the RSU Award, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)          Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)           withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

(ii)          withholding from proceeds of the sale of Shares acquired on settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii)         withholding Shares to be issued upon settlement of the RSUs, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction;

(iv)         Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)          any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

7.            Code Section 409A. It is intended that the terms of the RSU Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this RSU Award are intended to constitute separate payments for purposes of Section 409A of the Code.

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8.            Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

9.            Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification or amendment of this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10.          Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11.          Consent to Electronic Delivery and Participation. By accepting the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration.

12.          Language. Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13.          Country-Specific Provisions. The RSUs shall be subject to any special terms and conditions set forth in the Appendix for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

14.          Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSU Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.          Insider Trading/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and Participant’s country, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information.  Furthermore, Participant could be prohibited from (a) disclosing the inside information to any third party, which may include fellow employees and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither the Company nor any of its Parents, Subsidiaries or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

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EXHIBIT A

Country-Specific Terms and Conditions

for Employees Outside the U.S.

The information in this Exhibit A (the “Appendix”) is based on the securities, exchange control, and other laws in effect in the respective countries as of June 2019.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant is an employee and resides and/or works in one of the countries listed below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the RSU Terms and Conditions to which this Appendix is attached.

If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Date of Grant, changes status from an Employee to a Consultant, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix also includes information regarding securities laws, exchange controls, and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests in the RSUs or sells any Shares.

In addition, the information contained in this Appendix is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

A.           TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. COUNTRIES

1.            Nature of Grant. In accepting the RSU Award, Participant acknowledges, understands, and agrees that:

(a)          Voluntary and Discretionary. The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan. Participant is voluntarily participating in the Plan.

(b)          Exceptional and Occasional Benefit. The RSU Award is exceptional and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past. All decisions with respect to future RSU or other equity grants, if any, will be at the sole discretion of the Company.

(c)          No Employment or Service Rights. The RSU Award and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate Participant’s Continuous Service Status.

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(d)          RSUs Not In Lieu of Other Compensation. The RSU Award and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments. Further, the RSU Award and the Shares subject to the RSU Award, and the income from and value of same, are not intended to replace any pension rights or compensation. Unless otherwise agreed with the Company, the RSU Award and the Shares underlying the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a Director of a Subsidiary of the Company.

(e)          Uncertain Future Value. The future value of the Shares subject to the RSU Award is unknown, indeterminable, and cannot be predicted with certainty.

(f)           No Entitlements. No claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

(g)          Currency Exchange Rates. Neither the Company, the Employer nor any Parent, Subsidiary, or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or the subsequent sale of any Shares acquired upon settlement.

2.            Exchange Control and Foreign Asset/Account Reporting Acknowledgement. Local foreign exchange laws may affect the grant of the RSUs, the receipt of Shares upon settlement of the RSUs, the sale of Shares, and/or the receipt of dividends. Such laws may affect Participant’s ability to hold funds outside Participant’s country and may require the repatriation of any cash or dividends received in connection with the RSUs. Participant may also be subject to foreign asset/account reporting requirements as a result of the acquisition, holding or transfer of Shares or cash resulting from participation in the Plan, to or from a brokerage/bank account or entity located outside Participant’s country. The applicable laws of Participant’s country may require that he or she report such assets, accounts, the balances therein, or the transactions related thereto to the applicable authorities in such country. Participant is responsible for being aware of and satisfying any exchange control and foreign asset/account reporting requirements that may be necessary in connection with the RSUs. Neither the Company nor any of its Parents, Subsidiaries, or Affiliates will be responsible for such requirements or liable for the failure on Participant’s part to know and abide by the requirements that are Participant’s responsibility. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

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B.           DATA PRIVACY TERMS

European union / European Economic Area

Data Privacy Terms. The following data privacy terms govern the grant of RSUs under the Plan to Participants in the European Union / European Economic Area:

Data Collection and Usage. Pursuant to applicable data protection laws, Participant is hereby notified that the Company collects, processes, uses, and transfers certain personally-identifiable information about Participant for the exclusive legitimate purpose of implementing, administering, and managing the Plan and generally administering employee equity awards, specifically, Participant’s name, home address, telephone number and e-mail address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity or directorships held in the Company and any Parent, Subsidiary, or Affiliate, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor, which the Company receives from Participant or the Employer (“Personal Data”). In order to facilitate Participant’s participation in the Plan, the Company will collect, process, use, and transfer Participant’s Personal Data for purposes of allocating Shares and implementing, administering, and managing the Plan. The Company’s collection, processing, use, and transfer of Participant’s Personal Data is necessary for the performance of the Plan and pursuant to the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards. Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. As such, by participating in the Plan, Participant voluntarily acknowledges the collection, use, processing, and transfer of Participant’s Personal Data as described herein.

Stock Plan Administration Service Providers. The Company transfers Personal Data to Solium Plan Manager, LLC (including its affiliated companies), an independent service provider with operations, relevant to the Company, in Canada and the United States, which assists the Company with the implementation, administration, and management of the Plan. In the future, the Company may select a different service provider, which will act in a similar manner, and share Personal Data with such service provider. The Company’s service provider will open an account for Participant to receive and trade Shares. The processing of Participant’s Personal Data will take place through both electronic and non-electronic means. Participant’s Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering, and operating the Plan.

International Data Transfers. The Company and its service providers operate, relevant to the Company, in Canada and the United States, which means that it will be necessary for Personal Data to be transferred to, and processed in, Canada and the United States. By participating in the Plan, Participant understands that the service providers will receive, possess, use, retain, and transfer Participant’s Personal Data for the purposes of implementing, administering, and managing Participant’s participation in the Plan. When transferring Participant’s Personal Data to these service providers, the Company provides appropriate safeguards in accordance with the EU Standard Contractual Clauses. Participant may request a copy of the safeguards used to protect Participant’s Personal Data by contacting GDPR-PeopleOps@uber.com.

Data Subject Rights. To the extent provided by law, Participant has the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. Participant may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting in writing GDPR-PeopleOps@uber.com. Participant’s provision of Personal Data is a contractual requirement. Participant understands, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to allow Participant to participate in the Plan or grant other equity awards to Participant or administer or maintain such awards. For more information on the consequences of the refusal to provide Personal Data, Participant may contact GDPR-PeopleOps@uber.com. Participant may also have the right to lodge a complaint with the relevant data protection supervisory authority.

Data Retention. The Company will use Personal Data only as long as necessary to implement, administer, and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, which will generally be ten (10) years after Participant participates in the Plan, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

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Non-European Union / European Economic Area

Data Privacy Terms. The following data privacy terms govern the grant of RSUs under the Plan to Participants outside the European Union / European Economic Area:

Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other RSU grant materials by and among, as applicable, the Company and any Parent, Subsidiary, or Affiliate for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that the Company and any Parent, Subsidiary, or Affiliate may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Personal Data”), for the exclusive purpose of implementing, administering, and managing the Plan.

Participant understands that Personal Data will be transferred to Solium Plan Manager, LLC or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Personal Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting his or her local human resources representative. Participant authorizes the Company, Solium Plan Manager, LLC and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Personal Data, in electronic or other form, for the sole purposes of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that Personal Data will be held only as long as is necessary to implement, administer, and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Personal Data, request information about the storage and processing of Personal Data, require any necessary amendments to Personal Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Company or any Parent, Subsidiary, or Affiliate will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

Finally, Participant understands that the Company may rely on a different legal basis for the processing or transfer of Personal Data in the future and/or request Participant to provide another data privacy consent.  If applicable and upon request of the Company, Participant agrees to provide an executed acknowledgement or data privacy consent form to the Company or the Employer (or any other acknowledgements, agreements, or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement, or consent requested by the Company and/or the Employer.

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C.           COUNTRY-SPECIFIC PROVISIONS

Algeria

Terms and Conditions

Settlement. The following provision replaces Section 2 (“Settlement”) of the Award Agreement:

On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Participant, through local payroll, the cash equivalent of Shares upon vesting of the RSUs. The cash payment will equal the number of vested RSUs multiplied by the value of one Share on the Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. References in this Award Agreement to Shares issuable in connection with the RSUs will include the issuance of its cash equivalent pursuant to this provision.

Argentina

Notifications

Securities Law Notification. Neither the RSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”). Neither this nor any other offering material related to the RSUs nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire RSUs under the Plan do so according to the terms of a private offering made from outside Argentina.

Exchange Control Notification. It is Participant’s responsibility to comply with any and all Argentine currency exchange restrictions, approvals, and reporting requirements in connection with the RSUs. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset / Account Reporting Notification. If Participant is an Argentine tax resident, Participant must report any Shares acquired under the Plan and held by Participant on December 31st of each year on his or her annual tax return for that year.

Australia

Terms and Conditions

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Notifications

Australia Offer Document. The offer of the RSUs is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.  Additional details are set forth in the Offer Document for the Offer of Restricted Stock Units to Australian Resident Employees, a copy of which is attached to the end of this section for Australia as Annex 1.

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ANNEX 1

OFFER DOCUMENT

UBER TECHNOLOGIES, INC.

2019 EQUITY INCENTIVE PLAN

OFFER OF RESTRICTED STOCK UNITS

TO AUSTRALIAN RESIDENT EMPLOYEES

The Company is pleased to provide Participant with this offer to participate in the Plan. This offer sets out information regarding the grant of RSUs to Australian resident employees of the Company and its Parents, Subsidiaries and Affiliates (“Australian Participants”). This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Award Agreement and the Appendix, Australian Participants are also being provided with copies of the following documents:

(a)	the Plan; and
(b)	the Plan prospectus; and
(c)	Employee Information Supplement for Australia (collectively, the “Additional Documents”).

The Additional Documents provide further information to help Australian Participants make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.

Australian Participants should not rely upon any oral statements made in relation to this offer. Australian Participants should rely only upon the statements contained in the Award Agreement, including the Appendix, and the Additional Documents when considering participation in the Plan.

Securities Law Notification. Investment in Shares involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set forth below and in the Additional Documents.

The information herein is general information only. It is not advice or information that takes into account Australian Participants’ objectives, financial situation and needs.

Australian Participants should consider obtaining their own financial product advice from a person who is licensed by ASIC to give such advice.

Additional Risk Factors for Australian Residents. Australian Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the price at which an individual Share is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of a Share will increase. Factors that may affect the price of an individual Share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

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More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s investor’s page at https://investor.uber.com, and upon request to the Company.

In addition, Australian Participants should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board. Further, Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares. Australian Participants may ascertain the current market price of an individual Share as traded on the NYSE under the symbol “UBER” at: https://www.nyse.com/quote/XNYS:UBER. The AUD equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

Please note that this is not a prediction of what the market price of the Shares will be on any applicable Vesting Date or when Shares are issued to Australian Participants (or at any other time), or of the applicable exchange rate at such time.

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Austria

Notifications

Exchange Control Notification. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside Austria, Participant will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if Participant holds securities outside Austria, reporting requirements will apply if the value of such securities meets or exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. Further, if Participant holds cash in accounts outside Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000.

Bahrain

There are no country-specific provisions.

Belgium

Notifications

Foreign Asset / Account Reporting Notification. Belgian residents are required to report any securities held (including Shares) or bank accounts opened outside Belgium (e.g., any brokerage account opened in connection with the Plan) in their annual tax return. Furthermore, Belgian residents will also be required to provide a central contact point of the National Bank of Belgium with the account number of those foreign bank accounts, the name of the bank with which the accounts were opened and the country in which they were opened in a separate report. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des credits caption.

Brazil

Terms and Conditions

Compliance with the Law. By accepting the RSUs, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.

Nature of Grant. This provision supplements Section 1 (“Nature of Grant”) of this Appendix:

By accepting the RSUs, Participant agrees that (i) Participant is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to Participant.

Notifications

Exchange Control Notification. Participant may be required to submit a declaration of assets and rights held outside Brazil to the Central Bank of Brazil.  If the aggregate value of such assets and rights exceeds US$100,000, the declaration is required on an annual basis.  If the aggregate value of such assets and rights exceeds US$100,000,000, the declaration is required on a quarterly basis.  Assets and rights that must be reported include Shares acquired under the Plan.  This requirement and the applicable thresholds are subject to change on an annual basis.

A-8

Bulgaria

Notifications

Exchange Control Notification. Participant may be subject to statistical reporting requirements in connection with the RSUs, Shares acquired under the Plan and any cash payment received in connection with the Plan. Participant should consult his or her personal legal advisor to ensure compliance with applicable requirements.

Canada

Terms and Conditions

Nature of Grant. The following provision replaces Section 5 (“Termination”) of the Award Agreement:

If Participant’s Continuous Service Status terminates for any reason, all unvested RSUs will be forfeited to the Company, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant. For purposes of the RSUs, Participant’s Continuous Service Status will be considered Terminated as of the earliest of: (a) the date that Participant’s employment or service relationship with the Company or one of its Parents, Subsidiaries or Affiliates is Terminated; (b) the date that Participant receives notice of Termination of Participant’s employment or service relationship with the Company or one of its Parents, Subsidiaries or Affiliates, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment agreement, if any; and (c) the date that Participant is no longer actively providing services to the Company or one of its Parents, Subsidiaries or Affiliates; in the event that the date the Participant is no longer actively providing services cannot be reasonably determined under the terms of this Award Agreement and the Plan, the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her RSU grant (including whether Participant may still be considered to be providing services while on a leave of absence).

Data Privacy. Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Subsidiary, the Committee, as well as a third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in Participant’s employee file.

Settlement. The following provision replaces Section 2(b) of the Award Agreement:

Notwithstanding any provision in the Plan or in the Award Agreement to the contrary, payment of the RSU Award shall be in Shares only. The RSUs do not provide any right for the Participant to receive a cash payment.

The following terms and conditions apply to employees resident in Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue. Les parties reconnaissent avoir expressement souhaité que la convention « Award Agreement » ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Notification. Participant understands that he or she is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (the “NYSE”).

A-9

Foreign Asset / Account Reporting Notification. Foreign property, including Shares and rights to receive Shares (e.g., RSUs), must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign specified property exceeds C$100,000 at any time during the year. Thus, RSUs must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign specified property Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

Chile

Notifications

Securities Law Notification. The offer of RSUs constitutes a private offering of securities in Chile effective as of the Date of Grant. This offer of RSUs is made subject to general ruling N° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or the Shares in Chile. Unless the RSUs and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los RSU o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control Notification. Participant is not required to repatriate any funds Participant receives with respect to the RSUs (e.g., any proceeds from the sale of Shares or receipt of dividends) to Chile. However, if Participant decides to repatriate such funds, Participant must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds US$10,000. Further, if the value of Participant’s aggregate investments held outside of Chile exceeds US$5,000,000 (including the Shares and any other cash proceeds acquired under the Plan), Participant must report the investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.

Participant is responsible for complying with foreign exchange control requirements in Chile. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to vesting in the RSUs, receiving proceeds from the sale of Shares acquired upon vesting and settlement of the RSUs, or receiving dividends.

Foreign Asset / Account Reporting Notification. The Chilean Internal Revenue Service (“CIRS”) requires Chilean residents to report the details of their foreign investments on an annual basis. Further, if Participant wishes to receive a credit against Participant’s Chilean income taxes for any taxes paid abroad, Participant must also report the payment of taxes abroad to the CIRS. These reports must be submitted electronically through the CIRS website at www.sii.cl in accordance with applicable deadlines. In addition, Shares acquired upon settlement of the RSUs must be registered with the CIRS’s Foreign Investment Registry.

Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

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China

Terms and Conditions

The following terms and conditions will apply to Participant to the extent that the Company, in its discretion, determines that Participant’s participation in the Plan will be subject to exchange control restrictions in the People’s Republic of China (“PRC”), as implemented by the PRC State Administration of Foreign Exchange (“SAFE”):

Vesting Schedule and Settlement. The following provision supplements the Vesting Schedule in the Notice and Section 2 (“Settlement”) of the Award Agreement:

In addition to any other vesting and settlement conditions, the RSU Award will not vest and no Shares (or cash equivalent) will be delivered to Participant unless and until all necessary approvals from the PRC State Administration of Foreign Exchange (“SAFE”) or its relevant branch have been received and remain effective, as determined by the Company in its sole discretion.

If Shares are delivered to Participant pursuant to Section 2(a) of the Award Agreement, the Company reserves the right to require that Participant sell all Shares, either immediately upon receipt of such Shares or upon termination of Participant’s Continuous Service Status or at such other time determined by the Company to be necessary or desirable to facilitate the administration of the Plan or compliance with exchange control requirements in the PRC.

In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to Participant and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the Vesting Date or the date the shares are delivered to Participant.

Upon the sale of the Shares, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Obligations. Following the sale of the Shares, Participant must comply with any exchange control requirements. If Participant resides in the PRC, Participant may be required to repatriate to the PRC all funds related to participation in the Plan, and such repatriation may need to be effected through a special exchange control account established by the Company or its Parent, Subsidiary or Affiliate in the PRC. In such circumstances, Participant agrees that any funds related to participation in the Plan may be transferred to such special account prior to being delivered to Participant.

The funds may be paid to Participant in U.S. dollars or in local currency, at the Company’s discretion. If the funds are paid in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in the PRC so that the funds may be deposited into this account. If the funds are paid in local currency, neither the Company nor any Parent, Subsidiary or Affiliate is under an obligation to secure any particular currency conversion rate and there may be delays in converting the funds into local currency due to exchange control requirements in the PRC. Participant will bear any currency fluctuation risk between the time the Shares are sold (or any other funds related to participation in the Plan are realized) and the time the funds are converted into local currency and distributed to Participant.

Participant agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.

A-11

Colombia

Terms and Conditions

Nature of Grant. This provision supplements Section 1 (“Nature of Grant”) of this Appendix:

Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the RSUs and related benefits do not constitute a component of Participant’s “salary” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Notifications

Exchange Control Notification. Participant is responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the RSUs and any Shares acquired or funds received under the Plan.  This may include reporting obligations to the Central Bank (Banco de la República).  If applicable, Participant will be required to register his or her investment in Shares with the Central Bank, regardless of the value of the investment. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset / Account Reporting Notification. Participant may be required file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, Participant must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.

Costa Rica

There are no country-specific provisions.

Croatia

Terms and Conditions

Settlement. The following provision supplements Section 2 (“Settlement”) of the Award Agreement:

If Shares are delivered to Participant pursuant to Section 2(a) of the Award Agreement, the Company reserves the right to require that Participant sell all Shares delivered to Participant, either immediately upon receipt of such Shares or upon termination of Participant’s Continuous Service Status.

In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to Participant and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the Vesting Date or the date the shares are delivered to Participant.

A-12

Upon the sale of the Shares, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to Participant in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.

Notifications

Exchange Control Notification. Participant may be required to report foreign investments (including Shares acquired under the Plan) and foreign accounts to the Croatian National Bank for statistical purposes. Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Czech Republic

Notifications

Exchange Control Notification. Participant may be required to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more. Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Denmark

Terms and Conditions

Stock Option Act. Participant acknowledges that he or she has received an Employer Statement in Danish which sets forth information regarding the terms of the RSUs, to the extent that the Danish Stock Option Act applies to the RSUs.

Notifications

Foreign Asset / Account Reporting Notification. If Participant establishes an account holding cash or Shares outside Denmark, Participant must report the account to the Danish Tax Administration. The form may be obtained from a local bank.

Dominican Republic

There are no country-specific provisions.

Egypt

Notifications

Exchange Control Notification. If Participant transfers funds into Egypt in connection with the RSUs, Participant will be required to transfer the funds through a registered bank in Egypt.

A-13

Estonia

Terms and Conditions

Language Consent.

By accepting the grant of the RSUs, Participant confirms having read and understood the documents related to the grant (the Notice, the Award Agreement and the Plan), which were provided in the English language, and that he or she does not need the translation thereof into the Estonian language. Participant accepts the terms of those documents accordingly.	Võttes vastu RSU-de pakkumise, kinnitab Osaleja, et ta on ingliskeelsena esitatud pakkumisega seotud dokumendid (Teatise, Lepingu ja Plaani) läbi lugenud ja nendest aru saanud ning et ta ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt Osaleja nõustub viidatud dokumentide tingimustega.

Finland

There are no country-specific provisions.

France

Terms and Conditions

RSU Type. The RSUs are not intended to qualify for specific tax or social security treatment in France.

Language Consent. By accepting the grant of the RSUs, Participant confirms having read and understood the documents related to the grant (the Notice, the Award Agreement and the Plan), which were provided in the English language.  Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue.  En acceptant l’attribution du droit sur des actions assujetti à des restrictions (“RSUs”), le Participant confirme avoir lu et compris les documents relatifs à l’attribution (l’Avis, le Contrat et le Plan) qui ont été fournis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Notifications

Foreign Asset / Account Reporting Notification. French residents may hold Shares acquired under the Plan outside France, provided they declare all foreign accounts, whether open, current, or closed, in the their income tax return.

Germany

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If Participant is a German resident and he or she makes or receives a payment in excess of this amount in connection with Participant’s participation in the Plan, Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

A-14

Foreign Asset/Account Reporting Notification. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant may need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained in the unlikely event that (i) Participant holds at least 1% of the total capital of the Company and the value of the Shares acquired exceeds €150,000 or (ii) Participant holds Shares exceeding 10% of the total capital of the Company.

Ghana

There are no country-specific provisions.

Greece

There are no country-specific provisions.

Hong Kong

Notifications

Securities Law Notification. WARNING: The RSUs and the Shares subject to the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Subsidiaries. The Plan, the Award Agreement and other incidental communication materials related to the RSUs have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. The Plan, the Award Agreement and the incidental communication materials are intended only for Participant’s personal use and not for distribution to any other persons. If Participant has any questions or concerns about any of the contents of the Plan, the Award Agreement or any other incidental communication materials, Participant should obtain independent professional advice.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, the grant of the RSUs shall be void.

India

Notifications

Exchange Control Notification. Participant is required to repatriate to India, or cause to be repatriated, any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. Participant should obtain a foreign inward remittance certificate (“FIRC”) or other similar form from the bank where Participant deposits the funds and maintain the FIRC or other form as evidence of the repatriation of funds in the event the Reserve Bank of India or Participant’s employer requests proof of repatriation. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset / Account Reporting Notification. Participant is required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in Participant’s annual income tax return. Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

A-15

Iraq

Notifications

Tax and Regulatory Reporting Notification. Participant may be subject to certain tax, exchange control or foreign asset/account reporting requirements under the applicable laws in Participant’s country as a result of the acquisition, holding or transfer of Shares or cash resulting from participation in the Plan. Participant is responsible for being aware of and satisfying any such requirements that may be necessary in connection with the RSUs. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

Ireland

Notifications

Director Notification Requirement. If Participant is a director, shadow director, or secretary of an Irish Subsidiary, pursuant to the Companies Act 2014, Participant must notify that Subsidiary in writing if Participant receives or disposes of an interest exceeding 1% of the share capital of the Company (e.g., RSUs, Shares), if Participant becomes aware of the event giving rise to the notification requirement, or if Participant becomes a director or secretary if such an interest exceeding 1% of the share capital of the Company exists at the time. This notification requirement also applies with respect to the interests of a spouse, civil partner, or minor children (whose interests will be attributed to the director, shadow director, or secretary). Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Israel

Terms and Conditions

Settlement. The following provision supplements Section 2 (“Settlement”) of the Award Agreement:

If Shares are delivered to Participant pursuant to Section 2(a) of the Award Agreement, the Company reserves the right to require that Participant sell all Shares underlying the RSUs, either immediately upon receipt of such Shares or upon termination of Participant’s Continuous Service Status, to facilitate compliance with tax withholding obligations in Israel,.

In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to Participant and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the Vesting Date or the date the shares are delivered to Participant.

Upon the sale of the Shares, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to Participant in accordance with applicable laws and regulations.

Notifications

Securities Law Notification. This offer of RSUs does not constitute a public offering under the Securities Law, 1968.

A-16

Italy

Terms and Conditions

Plan Document Acknowledgment.  By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan, the Award Agreement and the Notice and has reviewed the Plan, the Award Agreement, including this Appendix, and the Notice in their entirety and fully understands and accepts all provisions of the Plan, the Award Agreement, including this Appendix, and the Notice.

Participant further acknowledges that he or she has read and specifically and expressly approves the following provisions of the Award Agreement: (i) Termination; (ii) Non-Transferability of RSUs; (iii) Responsibility for Taxes; (iv) Governing Law and Venue; (v) Consent to Electronic Delivery and Participation; (vi) the Nature of Grant Section in this Appendix, and (vii) the Vesting Schedule in the Notice.

Notifications

Foreign Asset / Account Reporting Notification. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

Japan

Notifications

Foreign Asset / Account Reporting Notification. Details of any assets held outside Japan (including Shares acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding ¥50 million. Such report is due by March 15 each year. Participant should consult with his or her personal tax advisor to determine if the reporting obligation applies to Participant and whether Participant will be required to include details of Participant’s outstanding RSUs, as well as Shares, in the report.

Jordan

There are no country-specific provisions.

Kenya

Notifications

Tax Registration Notification. Under Tax Procedure Act, 2015, Participant is required to complete and submit a tax registration application to the Commissioner of Income Tax within 30 days of vesting of the RSUs. The registration should be completed through the online portal “I TAX.” The tax registration only needs to be completed one time for all possible taxable events. Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements. Participant is responsible for ensuring compliance with all registration requirements in Kenya.

A-17

Korea

Notifications

Foreign Asset / Account Reporting Notification. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the immediately following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. Participant is responsible for complying with this reporting obligation and should consult with his or her personal tax advisor to determine how to value his or her foreign accounts for such purposes and whether he or she is required to file a report with respect to such accounts.

Kuwait

Notifications

Securities Law Notification. The Plan does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 as amended (establishing the Capital Markets Authority) and its implementing regulations. Offerings under the Plan are being made only to eligible employees of the Company or a Subsidiary.

Lebanon

Notifications

Securities Law Notification. This Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Company or a Subsidiary.

Lithuania

There are no country-specific provisions.

Mexico

Terms and Conditions

Plan Document Acknowledgement

By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan, the Notice, and the Award Agreement, including this Appendix, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan, the Notice, and the Award Agreement, including this Appendix. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 1 (“Nature of Grant”) in the Award Agreement, which clearly provides as follows:

(1)       Participant’s participation in the Plan does not constitute an acquired right;

(2)       The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3)       Participant’s participation in the Plan is voluntary; and

(4)       The Company and its Parents, Subsidiaries and Affiliates are not responsible for any decrease in the value of any Shares acquired at vesting and settlement of the RSUs.

Labor Law Policy and Acknowledgment

By accepting the RSUs, Participant expressly recognizes that the Company, with registered offices at 1455 Market Street, 4th Floor, San Francisco, California 94105, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is Uber Mexico Technology & Software S.A. de C.V. (“Uber Mexico”), located at Zamora 187, Condesa, Cuauhtémoc, Ciudad de México, D.F. 06140, Mexico. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and the employer, Uber Mexico, and do not form part of the employment conditions and/or benefits provided by Uber Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

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Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, and its subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Documento del Plan

Al aceptar las Unidades de Acciones Restringidas (RSUs, por sus siglas en inglés), el Participante reconoce que ha recibido una copia del Plan, el Anuncio de la Subvención y el Acuerdo, con inclusión de este Anexo A, que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan, el Anuncio de la Subvención, y en el Acuerdo, incluyendo este Anexo A. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 1 (“Naturaleza de la Subvención”) del Acuerdo, que claramente dispone lo siguiente:

(1)	La participación del Participante en el Plan no constituye un derecho adquirido;
(2)	El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total;
(3)	Que la participación del Participante en el Plan es voluntaria; y
(4)	La Compañía y sus Empresas Matrices, Subsidiarias y Afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las RSUs.

Política Laboral y Reconocimiento

Al aceptar las RSUs, el Participante expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en 1455 Market Street, 4th Floor, San Francisco, California 94105, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es Uber Mexico Technology & Software S.A. de C.V. (“Uber Mexico”), ubicado en Zamora 187, Condesa, Cuauhtémoc, Ciudad de México, D.F. 06140, Mexico. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Uber Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Uber Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Participante.

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Asimismo, el Participante reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, y sus filiales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.

Morocco

Terms and Conditions

Settlement. The following provision replaces Section 2 (“Settlement”) of the Award Agreement:

On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Participant, through local payroll, the cash equivalent of Shares upon vesting of the RSUs. The cash payment will equal the number of vested RSUs multiplied by the value of one Share on the Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. References in this Award Agreement to Shares issuable in connection with the RSUs will include the issuance of its cash equivalent pursuant to this provision.

Netherlands

There are no country-specific provisions.

New Zealand

Notifications

Securities Law Notification. WARNING: This is an offer of rights to receive Shares underlying the RSUs.  The Shares, if issued, give Participant a stake in the ownership of the Company.  Participant may receive a return if dividends are paid on the Shares.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors and holders of preferred shares have been paid.  Participant may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest.  This information is designed to help investors to make an informed decision.  The usual rules do not apply to this offer because it is made under an employee share scheme.  As a result, Participant may not be given all the information usually required.  Participant will also have fewer other legal protections for this investment.

Participant should ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.

The Shares are quoted on the New York Stock Exchange (“NYSE”). This means that if Participant acquires Shares, Participant may be able to sell the Shares on the NYSE if there are interested buyers. Participant may get less than he or she invested. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s Investor Relations page at https://investor.uber.com/home/default.aspx.

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Nigeria

There are no country-specific provisions.

Oman

Notifications

Securities Law Notification. Offerings under the Plan are addressed only to eligible employees of the Company or a Subsidiary. The Plan, Award Agreement and any related documents do not constitute the marketing or offering of securities in Oman and consequently, have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.

Pakistan

Notifications

Exchange Control Notification. Participant will be required to notify the State Bank of Pakistan (“SBP”) of the Shares issued to Participant in a prescribed form upon settlement of the RSUs. Participant is also required to immediately repatriate to Pakistan the proceeds from the sale of Shares through normal banking procedures. Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements. Participant is responsible for ensuring compliance with all exchange control laws in Pakistan.

Palestine

Notifications

Tax and Regulatory Reporting Notification. Participant may be subject to certain tax, exchange control or foreign asset/account reporting requirements under the applicable laws in Participant’s country as a result of the acquisition, holding or transfer of Shares or cash resulting from participation in the Plan. Participant is responsible for being aware of and satisfying any such requirements that may be necessary in connection with the RSUs. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

Panama

Notifications

Securities Law Notification. The RSUs granted pursuant to the Plan and the Shares which may be issued upon vesting and settlement of the RSUs are offered in a private transaction. This is not an offer to the public and the offer is not subject to the protections established by Panamanian securities laws.

Peru

Notifications

Securities Law Notification. The offer of the RSUs is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, the Award Agreement and any other grant documents made available by the Company.

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Philippines

Terms and Conditions

Settlement. The following provision replaces Section 2 (“Settlement”) of the Award Agreement:

On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Participant the cash equivalent of Shares, in full satisfaction of the delivery of Shares, upon vesting of the RSUs, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. References in this Award Agreement to Shares issuable in connection with the RSUs will include the issuance of its cash equivalent pursuant to this provision.

Poland

Notifications

Exchange Control Notification. Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland.

Further, if Participant transfers funds in excess of €15,000 (or PLN15,000 if the transfer of funds is connected with the business activity of an entrepreneur), the funds must be transferred via a bank account in Poland. Participant is required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.

Portugal

Terms and Conditions

Language Consent. Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Award Agreement.

Conhecimento da Língua.  Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo (Award Agreement em inglés).

Notifications

Exchange Control Notification. If Participant is a resident of Portugal and he or she receives Shares, the acquisition of such Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the Shares are not deposited with a commercial bank, broker or financial intermediary in Portugal, Participant will be responsible for submitting the report to the Banco de Portugal.

Qatar

There are no country-specific provisions.

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Romania

Terms and Conditions

Language Consent. By accepting the RSU Award, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Notice, the Award Agreement and the Plan), which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consimtamant cu Privire la Limba. Prin acceptarea acordarii de RSU-uri, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Anuntul, Acordul RSU si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.

Notifications

Exchange Control Notification. If Participant deposits the proceeds from the sale of Shares acquired under this Plan in a bank account in Romania, Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. Participant should consult his or her personal legal advisor to ensure compliance with applicable requirements.

Saudi Arabia

Terms and Conditions

Settlement. The following provision supplements Section 2 (“Settlement”) of the Award Agreement:

If Shares are delivered to Participant pursuant to Section 2(a) of the Award Agreement, the Company reserves the right to require that Participant sell all Shares delivered to Participant, either immediately upon receipt of such Shares or upon termination of Participant’s Continuous Service Status.

In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to Participant and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the Vesting Date or the date the shares are delivered to Participant.

Upon the sale of the Shares, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to Participant in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.

Notifications

Securities Law Notification. The Award Agreement may not be distributed in the Kingdom of Saudi Arabia except to such individuals as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of the Award Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Award Agreement. Participant should conduct his or her own due diligence on the accuracy of the information relating to the securities. If Participant does not understand the contents of the Award Agreement, then Participant should consult an authorized financial adviser.

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Singapore

Notifications

Securities Law Notification. The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Hence, statutory liability under the SFA in relation to the content of prospectuses will not apply. Participant should note that the RSUs are subject to section 257 of the SFA and hence the RSUs may not be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, unless such offer, sale or invitation is made (i) more than six (6) months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

In addition, Participant understands that he or she is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (the “NYSE”).

Chief Executive Officer / Director Notification Requirement. If Participant is the chief executive officer (“CEO”) or a director, alternate director, substitute director or shadow director4 of a Singapore Subsidiary, Participant must notify the Singapore Subsidiary in writing within two (2) business days of (i) becoming the registered holder of or acquiring an interest (e.g., RSUs, Shares, etc.) in the Company or any Subsidiary, or becoming the CEO, alternate director, substitute director or shadow director (as the case may be), whichever occurs last, or (ii) any change in a previously disclosed interest (e.g., sale of Shares).

South Africa

Terms and Conditions

Responsibility for Taxes: The following provision supplements Section 6 (“Taxes”) of the Award Agreement:

By accepting the RSU Award, Participant agrees to notify the Employer of the amount of any gain realized upon vesting of the RSUs. If Participant fails to advise the Employer of any gain realized upon vesting of the RSU Award, then Participant may be liable for a fine. Participant will be solely responsible for paying the difference between the actual tax liability and the amount withheld by the Company or the Employer.

Notifications

Securities Law Information.  In compliance with South African securities law, the documents listed below are available for Participant’s review on the Company’s website at https://investor.uber.com/home/default.aspx and on the Company’s intranet:

1.	The Company’s most recent annual financial statements; and

2.	The Company’s most recent Plan prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to investor@uber.com. Participant should carefully read the materials provided before making a decision whether to participate in the Plan.

Notifications

Exchange Control Notification. Participant is responsible for ensuring compliance with all exchange control laws in South Africa in connection with his or her participation in the Plan. Because exchange control regulations are subject to frequent change, Participant should consult his or her personal legal advisor prior to the acquisition or sale of Shares to ensure Participant’s compliance with current regulations.

4 A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the directions or instructions of the individual.

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Spain

Terms and Conditions

Termination and Nature of Grant. This provision supplements Section 5 (“Termination”) of the Award Agreement and Section 1 (“Nature of Grant”) of this Appendix:

In accepting the grant of RSUs, Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan.

Participant understands and agrees that, unless otherwise provided in the Award Agreement, Participant will forfeit any RSUs that have not vested as of the date Participant’s Continuous Service Status ends without entitlement to the underlying Shares or to any amount of indemnification in the event of termination of Participant’s Continuous Service Status for any reason including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment or service under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, and/or Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.

Participant understands that the Company has unilaterally, gratuitously and in its own discretion decided to grant RSUs under the Plan to certain individuals who may be employees of the Company or a Parent, Subsidiary or Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or a Parent, Subsidiary or Affiliate, other than as set forth in the Award Agreement. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired upon vesting of the RSUs are not a part of any employment contract (either with the Company or a Parent, Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. Further, Participant understands that the RSUs would not be granted to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to the RSUs shall be null and void.

Notifications

Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of RSUs under the Plan. Neither the Plan, the Award Agreement (which includes this Appendix), nor the Notice have been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Notification. Participant must declare the acquisition, ownership and disposition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6.  Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if Participant holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.

A-25

In addition, Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset / Account Reporting Notification. To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which Participant sells or disposes of such right or asset), Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting requirements.

Sri Lanka

Terms and Conditions

Settlement. The following provision supplements Section 2 (“Settlement”) of the Award Agreement:

If Shares are delivered to Participant pursuant to Section 2(a) of the Award Agreement, the Company reserves the right to require that Participant sell all Shares delivered to Participant, either immediately upon receipt of such Shares or upon termination of Participant’s Continuous Service Status.

In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to Participant and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the Vesting Date or the date the shares are delivered to Participant.

Upon the sale of the Shares, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to Participant in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.

Notifications

Exchange Control Notification. Participant is responsible for complying with all applicable exchange control regulations in Sri Lanka. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

Sweden

There are no country-specific provisions.

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Switzerland

Notifications

Securities Law Notification. The grant of the RSUs and the issuance of any Shares is not intended to be a public offering in Switzerland. Neither this document nor any other materials relating to the RSUs constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the RSUs have been or will be filed with, or approved or supervised by, any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

Sudan

Notifications

Tax and Regulatory Reporting Notification. Participant may be subject to certain tax, exchange control or foreign asset/account reporting requirements under the applicable laws in Participant’s country as a result of the acquisition, holding or transfer of Shares or cash resulting from participation in the Plan. Participant is responsible for being aware of and satisfying any such requirements that may be necessary in connection with the RSUs. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

Taiwan

Notifications

Securities Law Notification. The offer of participation in the Plan is available only for employees of the Company and its Parents, Subsidiaries and Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Notification. The acquisition or conversion of foreign currency and the remittance of such amounts (including proceeds from the sale of Shares) to Taiwan may trigger certain annual or periodic exchange control reporting. If the transaction amount is TWD500,000 or more in a single transaction, Participant may be required to submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. Participant should consult his or her personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Tanzania

Terms and Conditions

The following terms and conditions will apply to Participant to the extent that the Company, in its discretion, determines that Participant’s participation in the Plan will be subject to securities and or exchange control restrictions in Tanzania:

Vesting Schedule and Settlement. The following provision supplements the Vesting Schedule in the Notice and Section 2 (“Settlement”) of the Award Agreement:

In addition to any other vesting and settlement conditions, the RSU Award will not vest and no Shares (or cash equivalent) will be delivered to Participant unless and until all necessary approvals from the securities and/or exchange control authorities have been received and remain effective, as determined by the Company in its sole discretion.

If Shares are delivered to Participant pursuant to Section 2(a) of the Award Agreement, the Company reserves the right to require that Participant sell all Shares, either immediately upon receipt of such Shares or upon termination of Participant’s Continuous Service Status or at such other time determined by the Company to be necessary or desirable to facilitate the administration of the Plan or compliance with applicable laws and regulations.

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In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to Participant and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the Vesting Date or the date the shares are delivered to Participant.

Upon the sale of the Shares, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to Participant in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.

Notifications

Exchange Control Notification. Participant is responsible for complying with all applicable exchange control regulations in Tanzania. In this regard, approval from the Bank of Tanzania may be required prior to the acquisition of Shares under the Plan. Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Turkey

Notifications

Securities Law Notification. The sale of Shares acquired under the Plan is not permitted within Turkey. The sale of Shares acquired under the Plan must occur outside Turkey and through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (“NYSE”).

Uganda

There are no country-specific provisions.

Ukraine

Terms and Conditions

Settlement. The following provision supplements Section 2 (“Settlement”) of the Award Agreement:

If Shares are delivered to Participant pursuant to Section 2(a) of the Award Agreement, the Company reserves the right to require that Participant sell all Shares delivered to Participant, either immediately upon receipt of such Shares or upon termination of Participant’s Continuous Service Status.

In this regard, Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the designated broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to Participant and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the Vesting Date or the date the shares are delivered to Participant.

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Upon the sale of the Shares, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to Participant in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.

Notifications

Exchange Control Notification. Participant is responsible for complying with all applicable exchange control regulations in Ukraine. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

United Arab Emirates

Terms and Conditions

Nature of Grant. This provision supplements Section 1 (“Nature of Grant”) of this Appendix:

Participant acknowledges that the RSUs and related benefits do not constitute a component of Participant’s “wages” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.

Notifications

Securities Law Notification. The Award Agreement, the Notice, the Plan and other incidental communication materials concerning the RSUs are intended for distribution only to employees of the Company or its Parents, Subsidiaries or Affiliates.  The Dubai Creative Clusters Authority (formerly known as the Dubai Technology and Media Free Zone Authority), Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates has no responsibility for reviewing or verifying any documents in connection with the RSUs.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.

Further, the Shares underlying the RSUs may be illiquid and/or subject to restrictions on their resale. Participant should conduct his or her own due diligence on the RSUs and the Shares.  If Participant is in any doubt about any of the contents of the grant or other incidental documents, Participant should obtain independent professional advice.

United Kingdom

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6 (“Responsibility for Taxes”) of the Award Agreement:

Participant agrees to indemnify the Company and/or the Employer for all Tax-Related Items that they are required to pay or withhold or have paid or will pay to Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority) on Participant’s behalf and authorizes the Company and/or the Employer to recover such amounts by any of the means set out in Section 6 of the Award Agreement. Participant also agrees to be liable for any Tax-Related Items related to the RSU Award and legally applicable to him or her, and hereby covenants to pay any such Tax-Related items as and when requested by the Company, the Employer or by HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is an executive officer or director and the income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit.

Uruguay

There are no country-specific provisions.

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